                                                                    EXHIBIT 12.0
                          FOUNDATION HEALTH CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                                       YEAR ENDED JUNE 30,
                                           ------------------------------------------------------------------------
                                              1992          1993           1994            1995           1996
                                           ------------ -------------  -------------    ------------  -------------
1.  EARNINGS :
     (a)  Income before income taxes        $   91,601   $   136,999    $   165,873      $   78,532    $   240,595
     (b)  Interest expense, net                  6,035         4,239         12,709          11,555         15,099
     (c)  1/3 operating rental expense           3,960         4,825          7,081           8,475         11,929
                                           ------------ -------------  -------------    ------------  -------------
          Total                             $  101,596   $   146,063    $   185,663      $   98,562    $   267,623
                                           ------------ -------------  -------------    ------------  -------------
                                           ------------ -------------  -------------    ------------  -------------
2.  FIXED CHARGES :
     (a)  Interest expense                  $    6,035   $     4,239    $    13,446      $   13,095    $    15,814
     (b)  1/3 operating rental expense           3,960         4,825          7,081           8,475         11,929
                                           ------------ -------------  -------------    ------------  -------------
          Total                             $    9,995   $     9,064    $    20,527      $   21,570    $    27,743
                                           ------------ -------------  -------------    ------------  -------------
                                           ------------ -------------  -------------    ------------  -------------
     Ratio  ( 1 divided by 2 )                    10.2          16.1            9.0             4.6            9.6
                                           ------------ -------------  -------------    ------------  -------------
                                           ------------ -------------  -------------    ------------  -------------